Exhibit 99.2

DELL INTERNATIONAL L.L.C.

EMC CORPORATION

OFFER TO EXCHANGE

$3,750,000,000 AGGREGATE PRINCIPAL AMOUNT OF THEIR 5.450% FIRST LIEN NOTES DUE 2023, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, FOR ANY AND ALL OF THEIR OUTSTANDING UNREGISTERED 5.450% FIRST LIEN NOTES DUE 2023.

$1,000,000,000 AGGREGATE PRINCIPAL AMOUNT OF THEIR 4.000% FIRST LIEN NOTES DUE 2024, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, FOR ANY AND ALL OF THEIR OUTSTANDING UNREGISTERED 4.000% FIRST LIEN NOTES DUE 2024.

$1,000,000,000 AGGREGATE PRINCIPAL AMOUNT OF THEIR 5.850% FIRST LIEN NOTES DUE 2025, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, FOR ANY AND ALL OF THEIR OUTSTANDING UNREGISTERED 5.850% FIRST LIEN NOTES DUE 2025.

$4,500,000,000 AGGREGATE PRINCIPAL AMOUNT OF THEIR 6.020% FIRST LIEN NOTES DUE 2026, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, FOR ANY AND ALL OF THEIR OUTSTANDING UNREGISTERED 6.020% FIRST LIEN NOTES DUE 2026.

$1,750,000,000 AGGREGATE PRINCIPAL AMOUNT OF THEIR 4.900% FIRST LIEN NOTES DUE 2026, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, FOR ANY AND ALL OF THEIR OUTSTANDING UNREGISTERED 4.900% FIRST LIEN NOTES DUE 2026.

$500,000,000 AGGREGATE PRINCIPAL AMOUNT OF THEIR 6.100% FIRST LIEN NOTES DUE 2027, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, FOR ANY AND ALL OF THEIR OUTSTANDING UNREGISTERED 6.100% FIRST LIEN NOTES DUE 2027.

$1,750,000,000 AGGREGATE PRINCIPAL AMOUNT OF THEIR 5.300% FIRST LIEN NOTES DUE 2029, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, FOR ANY AND ALL OF THEIR OUTSTANDING UNREGISTERED 5.300% FIRST LIEN NOTES DUE 2029.

$750,000,000 AGGREGATE PRINCIPAL AMOUNT OF THEIR 6.200% FIRST LIEN NOTES DUE 2030, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, FOR ANY AND ALL OF THEIR OUTSTANDING UNREGISTERED 6.200% FIRST LIEN NOTES DUE 2030.

$1,500,000,000 AGGREGATE PRINCIPAL AMOUNT OF THEIR 8.100% FIRST LIEN NOTES DUE 2036, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, FOR ANY AND ALL OF THEIR OUTSTANDING UNREGISTERED 8.100% FIRST LIEN NOTES DUE 2036.

AND

$2,000,000,000 AGGREGATE PRINCIPAL AMOUNT OF THEIR 8.350% FIRST LIEN NOTES DUE 2046, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, FOR ANY AND ALL OF THEIR OUTSTANDING UNREGISTERED 8.350% FIRST LIEN NOTES DUE 2046.

            , 2021

To Brokers, Dealers, Commercial Banks,

Trust Companies and other Nominees:

As described in the enclosed Prospectus, dated                 , 2021 (as the same may be amended or supplemented from time to time, the “Prospectus”), and Letter of Transmittal (the “Letter of Transmittal”), Dell International L.L.C. and EMC Corporation (together, the “Issuers”), the Issuers’ direct and indirect parent companies, Dell Technologies Inc. (“Dell Technologies”), Dell Inc. (“Dell”), and Denali Intermediate Inc. (“Denali Intermediate”), and certain of the Issuers’ subsidiaries (together with Dell Technologies, Dell and Denali Intermediate, the “Guarantors”) are offering to exchange (the “Exchange Offer”) an aggregate principal amount of up to $3,750,000,000 of the Issuers’ 5.450% First Lien Notes due 2023, an aggregate principal amount of up to $1,000,000,000 of the Issuers’ 4.000% First Lien Notes due 2024, an aggregate principal amount of up to $1,000,000,000 of the Issuers’ 5.850% First Lien Notes due 2025, an aggregate principal amount of up to $4,500,000,000 of the Issuers’ 6.020% First Lien Notes due 2026, an aggregate principal amount of up to $1,750,000,000 of the Issuers’ 4.900% First Lien Notes due 2026, an aggregate principal amount of up to $500,000,000 of the Issuers’ 6.100% First Lien Notes due 2027, an aggregate principal amount of up to $1,750,000,000 of the Issuers’ 5.300% First Lien Notes due 2029, an aggregate principal amount of up to $750,000,000 of the Issuers’ 6.200% First Lien Notes due 2030, an aggregate principal amount of up to $1,500,000,000 of the Issuers’ 8.100% First Lien Notes due 2036 and an aggregate principal amount of up to $2,000,000,000 of the Issuers’ 8.350% First Lien Notes due 2046 (collectively, the “Exchange Notes”), which have each been registered under the Securities Act of 1933, as amended (the “Securities Act”), for, respectively, an equal aggregate principal amount of the Issuers’ outstanding unregistered 5.450% First Lien Notes due 2023, the Issuers’ outstanding unregistered 4.000% First Lien Notes due 2024, the Issuers’ outstanding unregistered 5.850% First Lien Notes due 2025, the Issuers’ outstanding unregistered 6.020% First Lien Notes due 2026, the Issuers’ outstanding unregistered 4.900% First Lien Notes due 2026, the Issuers’ outstanding unregistered 6.100% First Lien Notes due 2027, the Issuers’ outstanding unregistered 5.300% First Lien Notes due 2029, the Issuers’ outstanding unregistered 6.200% First Lien Notes due 2030, the Issuers’ outstanding unregistered 8.100% First Lien Notes due 2036 and the Issuers’ outstanding unregistered 8.350% First Lien Notes due 2046 (collectively, the “Outstanding Notes”), in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof upon the terms and subject to the conditions of the enclosed Prospectus and the related Letter of Transmittal. The terms of the Exchange Notes are identical in all material respects (including principal amount, interest rate and maturity) to the terms of the applicable Outstanding Notes for which they may be exchanged pursuant to the Exchange Offer, except that the Exchange Notes are freely transferable by holders thereof, upon the terms and subject to the conditions of the enclosed Prospectus and the related Letter of Transmittal, and are not subject to any covenant regarding registration under the Securities Act. The Outstanding Notes are fully and unconditionally guaranteed (the “Outstanding Guarantees”) by the Guarantors on a senior secured basis (other than with respect to Dell Technologies, which provides an unsecured guarantee), and the Exchange Notes will be fully and unconditionally guaranteed (the “New Guarantees”) by the Guarantors on a senior secured basis (other than with respect to Dell Technologies, which will provide an unsecured guarantee). Upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, the Guarantors offer to issue the New Guarantees with respect to all Exchange Notes issued in the Exchange Offer in exchange for the Outstanding Guarantees of the Outstanding Notes for which such Exchange Notes are issued in the Exchange Offer. Throughout this letter, unless the context otherwise requires and whether so expressed or not, references to the “Exchange Offer” include the Guarantors’ offer to exchange the New Guarantees for the Outstanding Guarantees, references to the “Exchange Notes” include the related New Guarantees and references to the “Outstanding Notes” include the related Outstanding Guarantees. The Issuers will accept for exchange any and all Outstanding Notes properly tendered according to the terms of the Prospectus and the Letter of Transmittal. Consummation of the Exchange Offer is subject to certain conditions described in the Prospectus.

WE URGE YOU TO PROMPTLY CONTACT YOUR CLIENTS FOR WHOM YOU HOLD OUTSTANDING NOTES REGISTERED IN YOUR NAME OR IN THE NAME OF YOUR NOMINEE. PLEASE BRING THE EXCHANGE OFFER TO THEIR ATTENTION AS PROMPTLY AS POSSIBLE.

Enclosed are copies of the following documents:

1.	The Prospectus;

2.	The Letter of Transmittal for your use in connection with the tender of Outstanding Notes and for the information of your clients, including a Form W-9;

3.	A form of Notice of Guaranteed Delivery; and

4.

A form of letter, including a letter of instructions to a registered holder from a beneficial owner, which you may use to correspond with your clients for whose accounts you hold Outstanding Notes that are held or record in your name or in the name of your nominee, with space provided for obtaining such clients’ instructions regarding the Exchange Offer.

Your prompt action is requested. Please note that the Exchange Offer will expire at 5:00 p.m., New York City time, on                , 2021 (the “Expiration Date”), unless the Issuers otherwise extend the Exchange Offer.

To participate in the Exchange Offer, certificates for Outstanding Notes, together with a duly executed and properly completed Letter of Transmittal or facsimile thereof, or a timely confirmation of a book-entry transfer of such Outstanding Notes into the account of Wilmington Trust, National Association (the “Exchange Agent”), at the book-entry transfer facility, with any required signature guarantees, and any other required documents, must be received by the Exchange Agent by the Expiration Date as indicated in the Prospectus and the Letter of Transmittal.

The Issuers will not pay any fees or commissions to any broker or dealer or to any other persons (other than the Exchange Agent) in connection with the solicitation of tenders of the Outstanding Notes pursuant to the Exchange Offer. However, the Issuers will pay or cause to be paid any transfer taxes, if any, applicable to the tender of the Outstanding Notes to their order, except as otherwise provided in the Prospectus and Letter of Transmittal.

If holders of the Outstanding Notes wish to tender, but it is impracticable for them to forward their Outstanding Notes prior to the Expiration Date or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus and in the Letter of Transmittal.

Any inquiries you may have with respect to the Exchange Offer should be addressed to the Exchange Agent at its address and telephone number set forth in the enclosed Prospectus and Letter of Transmittal. Additional copies of the enclosed materials may be obtained from the Exchange Agent.

Very truly yours,

DELL INTERNATIONAL L.L.C.
EMC CORPORATION

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE ISSUERS OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF EITHER OF THEM IN CONNECTION WITH THE EXCHANGE OFFER, OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS EXPRESSLY CONTAINED THEREIN.